                                                                   EXHIBIT 10.13

                                LEASE AGREEMENT
                                   (NNN R&D)
                            BASIC LEASE INFORMATION

LEASE DATE:                 May 12, 1998

LANDLORD:                   Lincoln-RECP Great Oaks OPCO, LLC,
                            a Delaware limited liability company

LANDLORD'S ADDRESS:         c/o LPC MS, Inc.
                            101 Lincoln Centre Drive, Fourth Floor
                            Foster City, California 94404-1167

TENANT:                     Jabil Circuit, Inc., a Delaware corporation

TENANT'S ADDRESS:           10800 Roosevelt Blvd.
                            St. Petersburg, FL 337]6

PREMISES:                   The Premises consists of (i) certain real property
                            located on Great Oaks Boulevard, San Jose,
                            California ("Land") and (ii) certain improvements
                            consisting of a building ("Building") containing
                            approximately 181,736 rentable square feet as shown
                            on Exhibit A

PREMISES ADDRESS:           30-32 Great Oaks Blvd.
                            San Jose, California 95119

                            BUILDING:                    Approximately 181,736 rentable square feet
                            BUILDING'S TAX PARCEL:       APN 706-10-26

TERM:                       August 15, 1998 ("Commencement Date"), through
                            August 14, 2008 ("Expiration Date")

BASE RENT (3):              One Hundred Sixty Four Thousand Nine Hundred Twenty
                            Five and 42/100 Dollars ($164,925.42) per month
                            commencing August 15, 1998 through August 14, 1999.

ADJUSTMENTS TO BASE RENT:   Effective August 15, 1999, the Base Rent shall increase to
                            $187,642.40 per month through August 14, 2003

                            Effective August 15, 2003, the Base Rent shall
                            increase to $228,533.02 per month through August 14,
                            2008

SECURITY DEPOSIT (4):       Intentionally omitted.

PERMITTED USES (9):         The Premises shall be used for the engineering,
                            research and development, light manufacturing and
                            associated production of circuit board and systems, but
                            only to the extent permitted by the city of San Jose
                            and all agencies and governmental authorities having
                            jurisdiction thereof.

PARKING SPACES:             Five hundred forty (540) spaces

BROKER (38):                Bishop Hawk for Tenant
                            CPS for Landlord

EXHIBITS:                   Exhibit A - Premises and Building
                            Exhibit B - Tenant Improvements
                            Exhibit C - Rules and Regulations
                            Exhibit D - Covenants Conditions and Restrictions (Intentionally Omitted)
                            Exhibit E - Hazardous Materials Disclosure Certificate - Example
                            Exhibit F - Change of Commencement Date - Example
                            Exhibit G - Tenant's Initial Hazardous Materials Disclosure Certificate

Addenda:                    Addendum 1: Right of First Offer to Purchase
                            Addendum 2: Purchase and Sale Agreement


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


                               TABLE OF CONTENTS

SECTION                                                                      PAGE
-------                                                                      ----

1.  PREMISES ............................................................     4
2.  ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES ..........     4
3.  RENT ................................................................     4
4.  COLLATERAL FOR PERFORMANCE OF LEASE OBLIGATIONS .....................     5
5.  TENANT IMPROVEMENTS .................................................     5
6.  ADDITIONAL RENT .....................................................     6
7.  UTILITIES ...........................................................     7
8.  LATE CHARGES ........................................................     8
9.  USE OF PREMISES .....................................................     8
10. ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES ................     9
11. REPAIRS AND MAINTENANCE .............................................    10
12. INSURANCE ...........................................................    1l
13. WAIVER OF SUBROGATION ...............................................    12
14. LIMITATION OF LIABILITY AND INDEMNITY ...............................    12
15. ASSIGNMENT AND SUBLEASING ...........................................    13
16. AD VALOREM TAXES ....................................................    14
17. SUBORDINATION .......................................................    14
18. RIGHT OF ENTRY ......................................................    15
19. ESTOPPEL CERTIFICATE ................................................    15
20. TENANT'S DEFAULT ....................................................    15
21. REMEDIES FOR TENANT'S DEFAULT .......................................    16
22. HOLDING OVER ........................................................    17
23. LANDLORD'S DEFAULT ..................................................    17
24. PARKING .............................................................    17
25. SALE OF PREMISES ....................................................    17
26. WAIVER ..............................................................    18
27. CASUALTY DAMAGE .....................................................    18
28. CONDEMNATION ........................................................    18
29. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS ...........................    19
30. FINANCIAL STATEMENTS ................................................    21
31. GENERAL PROVISIONS ..................................................    21
32. SIGNS ...............................................................    22
33. MORTGAGEE PROTECTION ................................................    23
34. QUITCLAIM ...........................................................    23
35. MODIFICATIONS FOR LENDER ............................................    23
36. WARRANTIES OF TENANT ................................................    23
37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT .....................    23
38. BROKERAGE COMMISSION ................................................    24
39. QUIET ENJOYMENT .....................................................    24
40. LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS ......    24


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


                                LEASE AGREEMENT

DATE: This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1. PREMISES: Subject to the terms of this Lease, Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. The term "Premises" as used herein shall mean and refer to the Building and the Land. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises and the Building shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1.

2.       ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES:

If Landlord cannot deliver possession of the Premises on the Commencement Date, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, the Lease Term and the obligation to pay Rent shall commence on the date possession is tendered and the Expiration Date shall be extended commensurately. In the event the commencement date and/or the expiration date of this Lease is other than the Commencement Date and/or Expiration Date specified in the Basic Lease Information, as the case may be, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose. If, at any time, Tenant is in default of any term, condition or provision of this Lease, any such waiver by Landlord of Tenant's requirement to pay rental payments shall be null and void and Tenant shall immediately pay to Landlord all rental payments so waived by Landlord.

3. RENT: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, one (1) month's Base Rent and Operating Expenses (which shall be applied against the Rent payable for the first month Tenant is required to pay Rent), and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent as and when specified in the Basic Lease Information payable in advance at Landlord's address specified in the Basic Lease Information on the first (1st) day of each month of the Term of the Lease. In addition to the Base Rent set forth in the Basic Lease Information, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as Additional Rent, Operating Expenses, Tax Expenses, and Utility Expenses. Tenant shall also pay to Landlord as Additional Rent hereunder, immediately on Landlord's demand therefor, any and all costs and expenses incurred by Landlord to enforce the provisions of this Lease, including, but not limited to, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses"). The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant required hereunder. The Rent for any fractional part of a calendar month shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date (and applied to the Rent due and owing for the second month of the Term) and the first day of the calendar month in which the date of termination occurs, as the case may be.

4.       SECURITY DEPOSIT: Intentionally omitted.

5. TENANT IMPROVEMENTS: Tenant hereby accepts the Premises as suitable for Tenant's intended use and as being in good operating order, condition and repair, "AS IS", except as specified in Section 2 and in Exhibit B attached hereto. Tenant shall install and construct the Tenant Improvements (as such term is defined in Exhibit B hereto) in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. Landlord and Tenant hereby agree to and shall be bound by the terms, conditions and provisions of Exhibit B. Tenant acknowledges and agrees that neither Landlord nor any of Landlord's


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agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto. Any exception to the foregoing provisions must be made by express written agreement by both parties.

6. ADDITIONAL RENT: It is intended by Landlord and Tenant that this Lease be a "triple net lease." The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent
(collectively, "Additional Rent").

          6.1     OPERATING EXPENSES: In addition to the Base Rent set forth in
Section 3, Tenant shall pay all Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair and operation of the Premises and the Building. These Operating Expenses may include, but are not limited to:

                  6.1.1 Landlord's cost of repairs to, and maintenance of, the non-structural portion of the roof, the roof membrane and the non-structural portions of the exterior walls of the Building:

                  6.1.2 Landlord s cost of maintaining the outside paved area and landscaping.

                  6.1.3 Landlord's annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, "all risk" or "special purpose" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Building, rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of Section 27 below, any deductible;

                  6.1.4 Landlord's cost of: (i) modifications and/or new improvements to the Building or Premises occasioned by any rules, laws or regulations effective subsequent to the date on which the Building was originally constructed; (ii) reasonably necessary replacement improvements to the Building or Premises after the Lease Date; and (iii) new improvements to the Building or the Premises that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord, in its sole discretion;

                  6.1.5 If Landlord elects to so procure, Landlord's cost of preventative maintenance, and repair contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, lifts for disabled persons, and trash or refuse collection;

                  6.1.6 Landlord's cost of security and fire protection services for the Building and/or Premises, as the case may be, if in Landlord's sole discretion such services are provided;

                  6.1.7 Landlord's cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Premises;

                  6.1.8 Landlord's cost for the repairs and maintenance items set forth in Section 11.2 below; and

                  6.1.9 Landlord's cost for the management and administration of the Premises and the Building, including without limitation, a property management fee, accounting, auditing, billing, salaries for clerical sad supervisory employees and all fees, licenses and permits related to the ownership. operation and management of say portion of the Premises in an amount not to exceed three percent (3 %) of the Rent, excluding for purposes of calculating this sum, the costs described in this Section 6.1.9.

          6.2     TAX EXPENSES: In addition to the Base Rent set forth in
Section 3, Tenant shall pay all real property taxes applicable to the Premises and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord's sole discretion, to any and all alterations, Tenant Improvements or other improvements of any kind, which are above standard improvements customarily installed for similar buildings whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general. special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county. state or


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federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises or the Building, as against Landlord's right to rent, or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise. estate, inheritance, net income, or excess profits tax imposed upon Landlord.

         6.3 PAYMENT OF EXPENSES: Landlord shall estimate Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

         6.4 ANNUAL RECONCILIATION: By June 30th of each calendar year, or as soon thereafter as reasonably possible, Landlord shall furnish Tenant with an accounting of actual Operating Expenses and Tax Expenses. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant's Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant as soon as practicable thereafter; however, in no event later than ninety (90) days. Notwithstanding the foregoing, failure of Landlord to accurately estimate such expenses or to otherwise perform such reconciliation of expenses, including without limitation, Landlord's failure to deduct any portion of any underpayment from Tenant's Security Deposit, shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.

         6.5 AUDIT: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.

         7. UTILITIES: Utility Expenses and all other sums or charges set forth in this Section 7 are considered part of Additional Rent. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay directly the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay any assessments or charges for utility or similar purposes included within any tax bill for the Premises, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. For any such utility fees or use charges that are not billed or metered separately to Tenant, including without limitation, water and refuse pick up charges, Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease the amount which is attributable to Tenant's use of the utilities or similar services ("Utility Expenses"). Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises or the Building, and Tenant shall in no event be excused or relieved from


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any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof. Notwithstanding anything to the contrary contained herein, if permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company shall be referred to herein as an "Alternate Service Provider") other than the company or companies presently providing electricity service for the Building (the "Electric Service Provider.) or continue to contract for service from the Electric Service Provider, at Landlord's sole discretion. Tenant hereby agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

8. LATE CHARGES: Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the fifth day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Operating Expenses, Tax Expenses and Utility Expenses or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord within four (4) days of when due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to ten percent (10%) of such delinquent amount, (b) the amount of seventy-five dollars ($75) for each three-day notice prepared for, or served on, Tenant, (c) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9.       USE OF PREMISES:

         9.1      COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND
REGULATIONS: The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking in excess of the parking spaces already licensed to Tenant pursuant to the provisions of Section 24 of this Lease, and (iii) is compatible and consistent with the other uses then being made in other similar types of buildings in the vicinity of the Building, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"). (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions sad restrictions, ant any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises and/or the Building, or any portion thereof (collectively, the "Recorded Matters"), and
(c) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this lease and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises and the Building (collectively, the "Rules and Regulations"). Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises and the Building occasioned by the enactment of, or changes to, any Laws arising from


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Tenant's particular use of the Premises or alterations, improvements or additions made to the Premises regardless of when such Laws became effective.

         9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises or the Building without Landlord's written consent thereto. which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord, other persons or businesses in the area, or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises and/or the Building, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Recorded Matters relating to the Premises and/or the Building. Tenant shall honor the Rules and Regulations. If Tenant fails to comply with such Laws, Recorded Matters, Rules and Regulations or the provisions of this Lease, Landlord shall have the right to collect from Tenant a reasonable sum as a penalty, in addition to all rights and remedies of Landlord hereunder including, but not limited to, the payment by Tenant to Landlord of all Enforcement Expenses and Landlord's costs and expenses, if any, to cure any of such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure.

10.      ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:

         10.1 Alterations and Additions: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, at Tenant's sob expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements, Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred fifty percent (150%) of the cost of the work.

         10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the fixtures (other than trade fixtures), additions and improvements which Landlord has notified Tenant, in writing, that Landlord will require Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, personal property, additions, and other improvements unless Landlord requests, in writing, that Tenant not remove some or all of such fixtures (other than trade fixtures), additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is one hundred eighty
(180) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions and other improvements which Landlord shall require

Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements are to be removed from the Premises by Tenant hereunder. If Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, additions and other improvements (other than the Tenant Improvements) installed in or about the Premises by, or on behalf of Tenant. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

11.      REPAIRS AND MAINTENANCE:

         11.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Building to be maintained by Landlord, as provided in Sections
11.2 and 11.3 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and the adjacent dock and staging areas in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, (b) all plumbing, electrical wiring and equipment serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises or adjacent to the Premises, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) lifts for disabled persons serving the Premises, (h) sprinkler systems, fire protection systems and security systems,
(i) all partitions, fixtures, equipment, interior painting, and interior walls and non-structural portions of the floors of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises).

         11.2 REIMBURSABLE REPAIRS AND MAINTENANCE OBLIGATIONS: Subject to the provisions of Sections 6 and 9 of this Lease and except for (i) the obligations of Tenant set forth in Section 11.1 above, (ii) the obligations of Landlord set forth in Section 11.3 below, and (iii) the repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's expense, subject to reimbursement pursuant to Section 6 above, to keep in good repair the plumbing and mechanical systems exterior to the Premises, the non-structural portions of the roof, roof membranes, the non-structural portion of the exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors/entrances and door closers, exterior window casements, exterior painting of the Building (exclusive of the Premises), and underground utility and sewer pipes outside the exterior walls of the Building. For purposes of this Section 11.2, the term "exterior" shall mean outside of and not exclusively serving the Premises. Unless otherwise notified by Landlord, in writing, that Landlord has elected to procure and maintain the following described contract(s), Tenant shall procure and maintain (a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord, and
(b) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s), and/or (ii) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above. If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

         11.3 LANDLORD'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacement to be necessary in Landlord's reasonable discretion.

         11.4     TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE
OBLIGATIONS: Except for normal maintenance and repair of the items described above Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs and/or maintenance, plus twenty percent (20%) for overhead, upon presentation of a bill therefor, plus any Enforcement Expenses. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

12.      INSURANCE:

         12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages:
(I) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "all risk" or "special purpose" property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for flood, earthquake, and business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph (v); and (vi) such other insurance as Landlord deems necessary and prudent or as may otherwise be required by any of Landlord's lenders or joint venture partners.

         12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Twenty-Five Thousand ($25,000). Tenant shall deliver to Landlord certificates of-insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

         12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises or the Building, and any lender(s) of Landlord having a lien against the Premises or the Building shall be named as additional insureds under all of the policies required in Section 12.1 (iii) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and/or the Building, whether such events occur within the Building or in any other areas of the Premises. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

         12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchase the insurance required in this Lease or keep the same in kill force and effect throughout the Term of this lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Enforcement Expenses and damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

13. WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.

14. LIMITATION OF LIABILITY AND INDEMNITY: Except to the extent of damage resulting from the active gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the "Indemnitees") harmless and indemnity the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises and/or the Building, (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises or with the improvements or personal property therein, including' but not limited to, any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

       Except to the extent of damage resulting from the active gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of Landlord's lender(s), partners, members, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or the Building. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder.

15.      ASSIGNMENT SUBLEASING:

         15.1 PROHIBITION: Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignee if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional requirements ant obtain Landlord's written consent thereto, and (b) comply with all Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require; and (iii) the aforementioned plans and specifications, if any. Within ten (10) days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall deliver to Tenant a copy of Landlord's standard form of sublease or assignment agreement (as applicable), which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of five hundred dollars ($500) plus Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting. In the event the sublease or assignment (1) by itself or taken together with prior sublease(s) or partial assignment(s) covers or totals, as the case may be, more than twenty-five percent (25%) of the rentable square feet of the Premises or (2) is for a term which by itself or taken together with prior or other subleases or partial assignments is greater than fifty percent (50%) of the period remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment space covers all the Premises, it shall serve to terminate the entire term of this Lease in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and ail actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights to be inferred therefrom. For purposes hereof, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) except for sales of shares through a regulated public exchange in the direct or indirect ownership of Tenant shall be deemed to be an assignment within the meaning of this Section 15 and shall be subject to all the provisions hereof. Except for a permissible assignment to a Related Entity, any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Land Lord. Notwithstanding anything to the contrary contained herein, so long as Tenant delivers to Landlord (1) at least thirty (30) days prior written notice of its intention to assign or sublease the Premises to any Related Entity, which notice shall set forth the name of the Related

Entity, (2) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (3) such other information concerning the Related Entity as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Related Entity, and so long as Landlord approves, in writing, of any change in the proposed use of the subject portion of the Premises, then Tenant may assign this Lease or sublease any portion of the Premises (X) to any Related Entity, or (Y) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto. For purposes of this Lease the term "Related Entity" shall mean and refer to any corporation or entity which controls, is controlled by or is under common control with Tenant, as all of such terms are customarily used in the industry, and with a financial condition, in Landlord's reasonable judgement, is reasonably adequate and sufficient in relation to the then remaining obligation of Tenant under the Lease as of the proposed transfer date. Any assignment to a Related Entity shall in no way relieve Tenant of any liability Tenant may have under this Lease and such assignee or sublessee shall be jointly and severally liable with Tenant hereunder.

     15.2 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, seventy-five percent (75%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder less reasonable actual commissions for such sublease.

     15.3 WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

16. AD VALOREM TAXES: Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

17. SUBORDINATION: Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Land or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a demand or request by Landlord and in the form requested by Landlord, ground lessor, mortgagee or beneficiary, and additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlords's option, constitute a material default hereunder. It is further agreed that Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such additional documents, together with any and all Enforcement Expenses.

18. RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to enter the Premises with 24 hours prior notice (except in the event of an emergency) at all reasonable times for purposes of inspection, exhibition, posting of notices, repair or alteration. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place "for rent" or "for lease" signs on the outside of the Premises and the Building. Landlord shall also have the right to place "for sale" signs on the outside of the Building. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives.

19. ESTOPPEL CERTIFICATE: Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within (5) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a material default of the provisions of this Lease. Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such certified estoppel certificate; together with any and all Enforcement Expenses.

20. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

     20.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

     20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within three (3) days of the date said payment is due. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

     20.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within
(i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant, complying with the notice requirements of Section 31.10 hereof, for all failures other than with respect to Hazardous Materials, and
(ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials. However, Tenant shall not be in default of its obligations hereunder if such failure cannot reasonably be cured within such thirty (30) or ten (10) day period as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than forty five (45) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;

     20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debt when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

     20.5 Tenant's use of storage of Hazardous Materials in, on or about the Premises and/or the Building, other than as expressly permitted by the provisions of Section 29 below; or

     20.6 The making of any material misrepresentation or omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.

21.  REMEDIES FOR TENANT'S DEFAULT:

     21.1 LANDLORD'S RIGHTS: In the event of Tenant's material default under this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses and Utility Expenses; second all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

     21.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including, but not limited to, the cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto, the portion of any broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil
Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California
Civil Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

     21.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, any and all Base Rent waived by Landlord under Section 3 above shall be immediately due and payable to Landlord and all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

     21.4 WAIVER OF A DEFAULT: The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder or of any subsequent default of this Lease, except for the default specified in the waiver.

22. HOLDING OVER: If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23. LANDLORD'S DEFAULT: Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24. PARKING: Tenant shall have a license to the exclusive use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information (subject to Tenant's assignment or subletting of the Premises).

25. SALE OF PREMISES: In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord's interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this Section 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.

26. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, and provided insurance proceeds and any contributions from Tenant, if necessary, are available to fully repair the damage, Landlord shall within one hundred twenty (120) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings, fixtures and/or equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding anything to the contrary contained herein, if the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty
(30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

28. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial and restoration in excess of the amount received by Landlord as compensation awarded.

29.     ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:

        29.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Certificate (the "Initial HazMat
Certificate"), a copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate ("the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.

        29.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials, (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadcast sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

         29.3 PROHIBITION; ENVIRONMENTAL LAWS: Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises and the Building, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate and as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decision, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit condition, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of the Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises. The cost of all such inspections, tests and investigations shall be borne solely by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     29.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Premises and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises or the Building. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the Building after the satisfactory completion of such work.

     29.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises or the Building, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Building), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises or the Building as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, and/or the Building, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant and Tenant's officers and directors from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this
Section 29.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

     29.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises and/or the Building is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises and/or the Building in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 22 of this Lease.

     29.7 EXCULPATION OF TENANT: Tenant shall not be liable to landlord for nor otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, obligation, liability, cause of action, attorney's fees, consultants' costs, expense or damage resulting from any Hazardous Materials present in, on or about the Premises to the extent not caused or otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives; or
(ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises caused by any source, including third parties, other than Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgements, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials, or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control, and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under through or about any portion of the Premises, or (c) Tenant and/or any of Tenant's Representatives does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of hazardous Materials in, on, under, through or about any portion of the Premises.

      29.8 ACKNOWLEDGMENT OF ENVIRONMENTAL REPORT: Tenant hereby acknowledges that Landlord has delivered and Tenant has received, reviewed and approved of that certain Phase I Environmental Site Assessment Report prepared by Brown & Caldwell, dated September, 1997.

30.   FINANCIAL STATEMENTS:   Tenant, for the reliance of Landlord, any
lender holding or anticipated to acquire a lien upon the Premises or the Building or any portion thereof, or any prospective purchaser of the Building or the Premises or any portion thereof, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant. If Landlord so requests, Tenant shall deliver to Landlord an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Any and all options granted to Tenant hereunder shall be subject to and conditioned upon Landlord's reasonable approval of Tenant's financial condition at the time of Tenant's exercise of any such option.

31.   GENERAL PROVISIONS:

      31.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

      31.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

      31.3 RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

      31.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Building if other than the Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Premises or the Building, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgement or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building, and Landlord shall be automatically released from further performance under this Lease upon transfer of Landlord's interest in the Premises or the Building.

      31.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

      31.6 CHOICE OF LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

                    EXHIBIT A TO PURCHASE AND SALE AGREEMENT

                         LEGAL DESCRIPTION OF THE LAND


All that certain real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel A, as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on February 24, 1984, in Book 525 of Maps, pages(s) 4.

APN No: 706-10-026

                    EXHIBIT B TO PURCHASE AND SALE AGREEMENT


                      ASSIGNMENT AND ASSUMPTION OF LEASES


     This Assignment and Assumption of Leases (the "Assignment") is made and
entered into as of this   day of    , 199  ("Assignment Date"), by and between
Lincoln-RECP Great Oaks OPCO, LLC, a Delaware limited liability company ("Assignor"), and Jabil Circuit, Inc., a Delaware corporation ("Assignee"), with reference to the following facts.

                                    RECITALS

     A.  Assignor and Assignee are parties to that certain Purchase and Sale
Agreement, made and entered into as of     , 199  (the "Purchase Agreement"),
pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain improved real property located at 30-32 Great Oaks Blvd., San Jose, California, as legally described in Exhibit A attached hereto and made a part hereof (the "Land") together with all (i) improvements and fixtures, including that certain office building (collectively, the "Improvements") and personal property (the "Personal Property") owned by Assignor (if any) located on the Land, and (ii) easements, appurtenances, rights and privileges belonging thereto. The Land, the Improvements, the Personal Property and the interests described in (ii) above are collectively referred to herein as the "Property."

     B. Assignor has previously entered into certain leases of the Property, as more particularly described in Schedule 1 attached hereto and made a part hereof (collectively, the "Leases").

     C. Assignor has accepted rent prepaid more than one (1) month in advance and security deposits from the tenants under the Leases in the amounts set forth in Schedule 2 attached hereto and made a part hereof (collectively, the "Security Deposits").

     D. Assignee has acquired fee title to the Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee all of Assignor's rights, title and interests in and to, and obligations under the Leases and the Security Deposits, and Assignee desires to assume all of Assignor's rights, title, interests and obligations in, to and under the Leases and the Security Deposits, as set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, bargains, assigns and delegates to Assignee all of its rights, title, interests and obligations of Assignor in, to and under the Leases and the Security Deposits. Assignee hereby accepts such assignment and delegation by Assignor and agrees to assume all the obligations of Assignor under the Leases and with respect to the Security Deposits accruing on or after the Assignment Date. Notwithstanding the foregoing or anything to the contrary contained herein, Assignor shall retain all rights, title and interest in and to all rentals and other amounts payable by the tenants under the Leases for the period of time prior to the Assignment Date.

     2. Assignee's Indemnity. Assignee agrees to, and shall, indemnify, defend (with counsel reasonably acceptable to Assignor), and hold each of the parties comprising Assignor and each of their partners, trustees, employees, representatives, successors and assigns (collectively, the "Assignor Indemnitees") harmless from and against any and all claims, damages, liabilities, judgments, demands, costs and expenses, including, without limitation, reasonable attorneys' fees and costs (collectively, the "Claims"), under the Leases and with respect to the Security Deposits transferred to Assignee which accrue on or after the Assignment Date in connection with the obligations assumed by Assignee hereunder.

     3. Attorneys' Fees. If Assignor or Assignee bring any action against the other for the enforcement or interpretation of this Assignment, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs.

     4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

     5. Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns. There shall be no third party beneficiaries of, in, to or under this Assignment.

     6. Limited Liability. Assignee on behalf of itself and its agents, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Assignor or Assignor's property management company, namely Lincoln Property Company Management Company, Inc., have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Property.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:

LINCOLN-RECAP GREAT OAKS OPCO, LLC,
a Delaware limited liability company


By:  RECP LINCOLN GREAT OAKS HOLDCO, LLC,
     a Delaware limited liability company
     Its Managing Member

     By:  CF REALTY, INC.,
          a Delaware corporation
          Its Managing Member


     By:  ---------------------------------

     Its: ---------------------------------


     By:  ---------------------------------

     Its: ---------------------------------

ASSIGNEE:

Jabil Circuit, Inc.,
a Delaware corporation


     By:  ---------------------------------

     Its: ---------------------------------


     By:  ---------------------------------

     Its: ---------------------------------

                                   EXHIBIT B-1
                      CONSTRUCTION INSURANCE REQUIREMENTS


Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A. Workers' Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B. Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

    Bodily Injury, Property Damage, and
    Personal Injury Liability               $2,000,000/each occurrence
                                            $2,000,000/aggregate

    * Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

    Coverage should include protection for Explosion, Collapse and Underground Damage.

C. Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

    Bodily Injury and Property     $1,000,000/limits
    Damage Liability               $1,000,000/limits

    This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D. Umbrella Liability Insurance in a minimum amount of five million dollars ($5,000,000), providing excess coverage on a following-form basis over the Employer's Liability limit in Paragraph A and the liability coverages outlined in Paragraphs B and C.

E. Equipment and Installation coverages in the broadest form available covering Contractor's tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear. All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of California, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord,
(3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders, and (5) comply with the requirements of Sections 12.2, 12.3 and 12.4 of the Lease to the extent such requirements are applicable.

                                  EXHIBIT B-2
                               BUILDING STANDARDS

                           OUTLINE SPECIFICATION FOR
                     NEW OFFICE BUILD-OUT IN R & D BUILDINGS

Office Area

DEMISING PARTITION AND CORRIDOR WALLS:

     Note: One hr. rated walls where required based on occupancy group.

A. 6" 20-gage metal studs at 24" O.C. (or as required by code based on roof height ) framed full height from finish floor to surface above.

B.   One (1) LAYER 5/8" drywall Type "X" both sides of wall, fire taped only.

INTERIOR PARTITIONS:

A. 3 5/8" 25 gage metal studs at 24" O.C. to bottom of T-Bar ceiling grid approximately 9'0' high.

B.   One (1) layer 5/8" drywall both sides of wall, smooth ready for paint.

C.   3 5/8" metal studs including all lateral bracing as required by code.

PERIMETER DRYWALL (AT OFFICE AREAS):

A. 3 5/8" metal studs @ 24" O.C. to 12'0" above finished floor. (or as required by Title-24 for full height envelope then use demising wall spec.)

B.   One (1) layer 5/8" Type "X" drywall taped smooth and ready for paint.

COLUMN FURRING:

A.   Furring channel all sides of 2 1/2" metal  studs per details.

B.   One (1) layer 5/8" drywall taped smooth and ready for paint.

C.   Columns within walls shall be furred-out.

ACOUSTICAL CEILING:

     Note: Gyp. Bd. ceiling at all restrooms Typ.

A. 2' X 4" standard white T-Bar grid system as manufactured by Chicago Metallic of equal.

B. 2' X 4' X 5/8" white, no-directional acoustical tile to be regular second look as manufactured by Armstrong or equal.

PAINTING:

A. Sheetrock walls within office to receive two (2) coats of interior latex paint as manufactured by Kelly Moore or equal. Some portions of second coat to be single accent color.

B.   Semigloss paint all restrooms and lunch rooms.

WINDOW COVERING:

A. 1" aluminum mini-binds as manufactured by Levelor, Bali or equal, color to be selected by L.P.C. (brushed aluminum or white).

B.   Blinds to be sized to fit window module.

VCT:

A. VCT to be 1/8" X 12" X 12" as manufactured by Armstrong-Excelon Series or equal.

B. Slabs shall be water proofed per manufacturer recommendation, at sheet vinyl or VCT areas.

LIGHT FIXTURES:

A. 2" X 4" T-bar lay in 3-tube energy efficient fixture with cool white tubes with parabolic lens as manufactured by Lithonia or equal. (Approximately 50 F.C.)

LIGHT SWITCHES:

A. Switching as required by Title 24.

B. Switch assembly to be Levinton or equal, color - White

ELECTRICAL OUTLET:

A. 110V duplex outlet in demising or interior partitions only, as manufactured by Leviton or equal, color to be White.

B. Maximum eight (8) outlets per circuit, spacing to meet code or minimum 2 per office, conference room, reception and 2 dedicated over cabinet at lunch room junction boxes above ceiling for large open Area with furniture partitions.

C. Transformers to be a minimum of 20% or over required capacity.

D. Contractors to inspect electric room and to include an rotary metering cost.

E. No aluminum wiring is acceptable.

TELEPHONE/DATA OUTLET:

A. One(l) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office.

B. Cover plate for phone outlets by telephone/data vendors.

FIRE SPRINKLERS:

As required by fire codes.

TOPSET BASE:

A. 4" rubber base as manufactured by Burke or equal, standard colors only.

B. 4" rubber ban at VCT areas.

TOILET AREAS:

Wet walls to receive Duraboard or Wonder Board and ceramic tile up to 48". Floors to receive ceramic tile with self coved base as required by code.

CARPET:

Note any of the following carpets are acceptable

Designweave: Alumni 28 oz., Windswept Classic 30 oz. or Stratton Design Series III 30 oz, Structure II 28 oz.

WOOD DOORS:

Shall be 3'0 x 9'0" x 1 3/4" (unless otherwise specified) solid core, prefinished harmony (rotary N. birch).

DOOR FRAMES:

Shall be ACI or equal, 3 3/4" or 4 7/8" throat, brushed, standard aluminum, snap-on trim.

HARDWARE:

1 1/2 pr. butts F179 Stanley, Latchset DlOS Rhodes Schlage, Lockset D53PD Rhodes Schlage, Dome Type floor stop Gylnn Johnson FBl3, Closer 4110LCN (where required) brushed chrome.

INSULATION:

By Title 24 insulation.

PLUMBING:

A. Shall comply with all local codes and handicapped code requirements. Fixtures shall be either "American Standard", "Kohler" or "Norris". All toilet accessories and grab bars shall be "Bobrick" or equal and approved by owner.

B. Plumbing bid shall include 5 gallon minimum hot water heater, or insta hot with mixer valve including all connections.

TOILET PARTITIONS:

Shall be as manufactured by Fiat, global or equal if approved by owner. Color to be white or gray.

HVAC:

HVAC units per specifications.

Five (5) year warranty provided on all HVAC compressor units. All penetrations including curbs and sleepers to be hot moped to LPC standard.

WAREHOUSE AREAS:

Floor - seal concrete with water base clear acrylic sealer.
Fire Extinguishers - 2A 10 BC surface mount by code x by S.F.

400 W metal halide lighting at warehouse minimum 5-7 foot candles.

Note:  All high pile storage requirements are excluded for standard building
T.I.

                          EXHIBIT C TO LEASE AGREEMENT
                              RULES & REGULATIONS

This exhibit, entitled "Rules & Regulations", is and shall constitute EXHIBIT C to that certain Lease Agreement dated May 12, 1998 (the "Lease"), by and between Lincoln-RECP Great Oaks OPCO, LLC, a Delaware limited liability company ("Landlord") and Jabil Circuit, Inc., a Delaware corporation ("Tenant") for the leasing of certain premises located at 30-32 Great Oaks Blvd., San Jose, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

  1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

  2. Tenant shall not regularly store motor vehicles in designated parking areas after the conclusion of normal daily business activity.

  3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

  4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

  5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises or the Building.

  6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

  7. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

  8. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow.

  9.  Intentionally omitted.

 10.  No person shall go on the roof without Landlord's permission.

 11. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration, if such noise or vibration will cause damage to the structure of the Building, as reasonable determined by Landlord.

 12. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

 13. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas or on streets adjacent thereto.

 14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

 15. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

 16. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort in or around the Premises or the Building. No displays or sales of merchandise shall be allowed in the parking lots.

 17. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises or the Building.

 18. Tenant shall not permit any motor vehicles to be washed on any portion of the Premises, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises.

     31.7 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

     31.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

     31.9 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard lo the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

      31.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404-1167. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen
(18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162 (including any amendments, supplements or substitutions thereof), is hereby waived by Tenant.

      31.11 JOINT AND SEVERAL. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

      31.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

      31.13 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or the Building, and/or any claim of injury, loss or damage.

      31.14 COUNTERCLAIMS. In the event Landlord commences any proceedings for nonpayment of Rent, Additional Rent, or any other sums or amounts due hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings, provided, however, nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.

      31.15 UNDERLINING. The use of underlining within the Lease is for Landlord's reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

      31.16 MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord's election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

     (v) All fees payable to the Architect and any engineer if they are required to redesign any portion of the Tenant Improvements following Tenant's and Landlord's approval of the Construction Documents;

     (vi) Utility connection fees;

     (vii) Inspection fees and filing fees payable to local governmental authorities, if any;

     (viii) All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation; and,

     (ix) A construction management fee ("CM Fee") payable to Landlord in the amount of seventy five thousand and 00/100 dollars ($75,000.00) Tenant Improvement Allowance.

The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained hereinbelow.

Except for payment of the CM Fee, Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Costs paid or incurred by Tenant. Payment of the CM Fee shall be the first payment from the Tenant Improvement Allowance and shall be made by means of a deduction or credit against the Tenant Improvement Allowance. All other payments of the Tenant Improvement Allowance shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics' lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics' lien release, executed by the Contractor and all subcontractors, labor suppliers and materialmen; (b) receipt by Landlord of unconditional mechanics' lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work; (c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant's request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord's agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord. Except for the CM Fee payment (credit), Tenant Improvement Allowance progress payments shall be paid to Tenant within fourteen (14) days from the satisfaction of the conditions set forth in the immediately preceding sentence. The preceding notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord's approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within fourteen (14) days following Landlord's receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain five percent (5%) of the Tenant Improvement Allowance or of any Tenant Improvement Allowance progress payment until the lien-free expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

     B. Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention Tenant is in default of this Lease. Such payments shall resume upon Tenant curing any such default within the time periods which may be provided for in the Lease.

     C. Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

6. Termination. If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of
Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building.

7. Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this EXHIBIT B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 31 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

                    EXHIBIT C TO PURCHASE AND SALE AGREEMENT

         ASSIGNMENT AND ASSUMPTION OF CONTRACTS, WARRANTIES AND PERMITS

     This Assignment and Assumption of Contracts, Warranties and Permits (the "Assignment") is made and entered into as of this ______ day of ________,1998 ("Assignment Date"), by and between Lincoln-RECP Great Oaks OPCO, LLC, a Delaware limited liability company ("Assignor"), and Jabil Circuit, Inc., a Delaware corporation ("Assignee"), with reference to the following facts.

                                    RECITALS

     A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement, made and entered into as of _________, 1998 (the "Purchase Agreement"), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain improved real property located at 30-32 Great Oaks Blvd., San Jose, California, as legally described in Exhibit A attached hereto and made a part hereof (the "Land") together with all (i) improvements and fixtures, including that certain office building (collectively, the "Improvements") and personal property (the "Personal Property") owned by Assignor (if any) located on the Land, and (ii) easements, appurtenances, rights and privileges belonging thereto. The Land, the Improvements, the Personal Property and the interests described in (ii) above are collectively referred to herein as the "Property."

     B. Assignee has acquired fee title to the Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee all of Assignor's rights, title and interests in, to and under the Contracts, Warranties and Permits, as hereinafter defined.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, bargains, assigns and delegates to Assignee all of its rights, title, and interests of Assignor in, to and under (i) those warranties and guaranties that are set forth in Schedule 1 attached hereto and made a part hereof (collectively, the "Warranties"); (ii) all intangible property now owned by Assignor in connection with any portion of the Property, including without limitation, all governmental permits, approvals and licenses (to the extent assignable) (collectively, the "Permits"); and (iii) those agreements, utility contracts, service contracts, maintenance contracts, operating contracts and other rights relating to the ownership, use or operation of the Property that are set forth in Schedule 2 attached hereto and made a part hereof (collectively, the "Contracts"). Assignee hereby accepts such assignment and delegation by Assignor and agrees to assume all the obligations of Assignor under the Warranties, Permits and Contracts accruing on or after the Assignment Date.

       2. No Warranties. Assignee does hereby covenant with Assignor, and represents and warrants to Assignor, that Assignor is transferring each of the Warranties, Permits and Contracts to Assignee (to the extent the terms of any of the Contracts do not limit or restrict such right) without any warranty of any kind or nature.

       3. Attorneys' Fees. If Assignor or Assignee bring any action against the other for the enforcement or interpretation of this Assignment, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs.

       4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

       5. Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns. There shall be no third party beneficiaries of, in, to or under this Assignment.

       6. Limited Liability. Assignee on behalf of itself and its agents, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Assignor or Assignor's property management company, namely Lincoln Property Company

Management Company, Inc., have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Property.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:


LINCOLN-RECP GREAT OAKS OPCO, LLC,
a Delaware limited liability company


By:      RECP LINCOLN GREAT OAKS HOLDCO, LLC,
         a Delaware limited liability company
         Its Managing Member

         By:  CF REALTY, INC.
              a Delaware corporation
              Its Managing Member

         By:
              --------------------------------------------

         Its:
              --------------------------------------------

         By:
              --------------------------------------------

         Its:
              --------------------------------------------


ASSIGNEE:

Jabil Circuit, Inc.,
a Delaware corporation


By:
     --------------------------------------------

Its:
     --------------------------------------------

By:
     --------------------------------------------

Its:
     --------------------------------------------

                    EXHIBIT D TO PURCHASE AND SALE AGREEMENT

                                   GRANT DEED

Recording Requested by and
When Recorded Mail to,
and Mail Tax Statements to:

___________________________________
___________________________________
___________________________________
___________________________________
Attention: __________________________


--------------------------------------------------------------------
                    Space Above This Line for Recorder's Use

                                   GRANT DEED

         The undersigned Grantor declared that Documentary Transfer Tax is not part of the public records.

         For valuable consideration, receipt of which is acknowledged, Lincoln-RECP Great Oaks OPCO, LLC, a Delaware limited liability company ("Grantor"), hereby grants to Jabil Circuit, Inc., a Delaware corporation ("Grantee"), that certain real property located in the City of San Jose, County of Santa Clara, State of California, as legally described in Exhibit A attached hereto and made a part hereof, and referred to as Assessor's Parcel Number ________________ (the "Property") together with all of Grantor's right title and interest in and to all improvements located thereon and all easements, appurtenances, rights and privileges of Grantor appertaining to the Property.

         The Property is conveyed subject to:

         (a) The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California;

         (b) The liens for real property taxes for the fiscal year 199_-199_ not yet due and payable;

         (c) All liens, encumbrances, easements, leases, covenants, conditions and restrictions of record;

         (d) All matters which would be disclosed by an inspection of the Property; and

         (e) Zoning ordinances and regulations and any other laws, ordinances, regulations or orders of any governmental agency having or claiming jurisdiction over the use, occupancy or enjoyment of the Property.

         IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

DATED:__________________, 199_

GRANTOR:

LINCOLN-RECP GREAT OAKS OPCO, LLC,
a Delaware limited liability company

By:      RECP LINCOLN GREAT OAKS HOLDCO, LLC,
         a Delaware limited liability company
         Its Managing Member

         By:  CF REALTY, INC.,
              a Delaware corporation
              Its Managing Member


         By:
              ----------------------------------------

         Its:
              ----------------------------------------

         By:
              ----------------------------------------

         Its:
              ----------------------------------------

                    EXHIBIT E TO PURCHASE AND SALE AGREEMENT
                                  BILL OF SALE

                            NO WARRANTY BILL OF SALE


         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lincoln-RECP Great Oaks OPCO, LLC, a Delaware limited liability company ("Seller"), does hereby GRANT, SELL, CONVEY, TRANSFER AND DELIVER to Jabil Circuit, Inc., a Delaware corporation ("Buyer"), without any warranty of any kind, any and all of Seller's rights, title and interests in and to the personal property described in Schedule 1 attached hereto and made a part hereof (the "Personal Property"), utilized by Seller in connection with the operation and management of the realty described in Exhibit A attached hereto and made a part hereof (the "Property").

         From and after the date of this Bill of Sale, it is intended by the parties that Buyer and its successors and assigns shall have the right to use, have, hold and own the Personal Property forever. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

         Buyer hereby acknowledges, covenants, represents and warrants that Seller has made absolutely no warranties or representations of any kind or nature regarding title to the Personal Property or the condition of the Personal Property. Buyer on behalf of itself and its officers, directors, employees, partners, agents, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the parties comprising Seller or their partners, trustees, employees, representatives, officers, successors or assigns have any personal liability under this Bill of Sale, or to any of Buyer's creditors, or to any other party in connection with the Personal Property or the Property.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this ____ day of _________, 199_.

SELLER:

LINCOLN-RECP GREAT OAKS OPCO, LLC,
a Delaware limited liability company


By:      RECP LINCOLN GREAT OAKS HOLDCO, LLC,
         a Delaware limited liability company
         Its Managing Member

         By:  CF REALTY, INC.,
              a Delaware corporation
              Its Managing Member

         By:
              ----------------------------------

         Its:
              ----------------------------------

         By:
              ----------------------------------

         Its:
              ----------------------------------


BUYER:

Jabil Circuit, Inc.,
a Delaware corporation


By:
     ----------------------------------

Its:
     ----------------------------------

By:
     ----------------------------------

Its:
     ----------------------------------

                                   EXHIBIT E

                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of Section 29 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
          c/o LPC MS, Inc.
          101 Lincoln Centre Drive, Fourth Floor
          Foster City, California 94404
          Attn: Mr. Todd Hedrick
          Phone: (650) 571-2200

Name of (Prospective) Tenant:
                              -------------------------------------------------

Mailing Address:
                 --------------------------------------------------------------

-------------------------------------------------------------------------------

Contact Person, Title and Telephone Number(s):
                                               --------------------------------

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):
                     ----------------------------------------------------------

-------------------------------------------------------------------------------

Address of (Prospective) Premises:
                                   --------------------------------------------

Length of (Prospective) initial Term:
                                      -----------------------------------------

-------------------------------------------------------------------------------

1.  GENERAL INFORMATION:

     Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

2.   USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

     2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

          Wastes                Yes [ ]          No [ ]
          Chemical Products     Yes [ ]          No [ ]
          Other                 Yes [ ]          No [ ]

          If Yes is marked, please explain:
                                            -----------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

     2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental
          Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.       STORAGE TANKS AND SUMPS

         3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

                  Yes [ ]           No [ ]

                  If yes, please explain: ______________________________________
                  ______________________________________________________________
                  ______________________________________________________________

4.       WASTE MANAGEMENT

         4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

                  Yes [ ]           No [ ]

         4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

                  Yes [ ]           No [ ]

                  If yes, attach a copy of the most recent report filed.

5.       WASTEWATER TREATMENT AND DISCHARGE

         5.1      Will your company discharge wastewater or other wastes to:

                  _____ storm drain?       _____ sewer?
                  _____ surface water?     _____ no wastewater or other wastes
                                                 discharged.

                  Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual
                  discharge(s).
                  ______________________________________________________________
                  ______________________________________________________________


         5.2      Will any such wastewater or waste be treated before discharge?

                  Yes [ ]           No [ ]

                  If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

                  _____________________________________________________________

                  _____________________________________________________________


6.       AIR DISCHARGES

         6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

                  Yes [ ]           No [ ]

                  If yes, please describe: _____________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

                  ____ Spray booth(s)   ____ Incinerator(s)
                  ____ Dip tank(s)      ____ Other (Please describe)
                  ____ Drying oven(s)   ____ No Equipment Requiring Air Permits

                  If yes, please describe:______________________________________
                  ______________________________________________________________
                  ______________________________________________________________

7.       HAZARDOUS MATERIALS DISCLOSURES

         7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

                  Yes [ ]           No [ ]

                  If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

         7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

                  Yes [ ]           No [ ]

                  If yes, please explain: ______________________________________
                  ______________________________________________________________
                  ______________________________________________________________

8.       ENFORCEMENT ACTIONS AND COMPLAINTS

         8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

                  Yes [ ]           No [ ]

                  If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

                  Yes [ ]           No [ ]

                  If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

            Yes []           No []

            If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.    PERMITS AND LICENSES

      9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emission permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)_________________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.


(PROSPECTIVE) TENANT:

By:    _________________________

Title: _________________________

Date:  _________________________

                                   EXHIBIT F
                       FIRST AMENDMENT TO LEASE AGREEMENT
                          CHANGE OF COMMENCEMENT DATE



This first Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of ____________, by and between _____________________
("LANDLORD"), and _____________ ("TENANT"), with reference to the following facts:


                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated ______ (the "Lease"), for the leasing of certain premises containing approximately __________ rentable square feet of space located at __________, California (the "Premises") as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

   1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

   2. The Commencement Date of the Lease shall be _________.

   3. The last day of the Term of the Lease (the "Expiration Date") shall be
      _______.

   4. The dates on which the Base Rent will be adjusted are:

      for the period ______ to _____ the monthly Base Rent shall be $_____; for the period ______ to _____ the monthly Base Rent shall be $_____;and for the period ______ to _____ the monthly Base Rent shall be $_____.

   5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

   6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this amendment shall have the meaning set forth in the Lease.

   7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person singing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

   8. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

[PROPERTY MANAGER: PLEASE PROVIDE TENANT INFORMATION AND WORD PROCESSING WILL COMPLETE THE SIGNATURE BLOCK]

                                   ADDENDUM 1
                        RIGHT OF FIRST OFFER TO PURCHASE

This Addendum 1 is incorporated as a part of that certain Lease Agreement dated May 12, 1998 by and between Jabil Circuit, Inc., a Delaware corporation (Tenant), and Lincoln-RECP Great Oaks OPCO, LLC, a Delaware limited liability company ("Landlord"), for the leasing of the Premises. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

As set forth in this Addendum I, Tenant shall have two (2) rights of first offer (individually, the "First Right of First Offer" and "Second Right of First Offer," and collectively, "Right of First Offer") to purchase the Premises upon the terms and conditions contained in this Addendum 1. Tenant's Right of First Offer, as granted herein, shall be void if (i) Tenant has been in default beyond any applicable cure period per the Terms of the Lease in the performance of any of Tenant's obligations under the Lease, or (ii) on the date of Landlord's First Availability Notice (defined below) or Landlord's Second Availability Notice (defined below), as applicable, Tenant is then in default in the performance of any of its obligations under the Lease, or (iii) the Premises or a portion thereof have been assigned or are being subleased at the time of the delivery to Tenant of Landlord's First Availability Notice or Landlord's Second Availability Notice, as applicable.

Provided the above conditions are satisfied, in the event Landlord shall decide to sell the Premises during the Term of this Lease, Landlord shall give written notice to Tenant that Landlord intends to sell the Premises and that Tenant has the right to exercise Tenant's First Right of First Offer to purchase the Premises; provided, however, Landlord covenants with Tenant that Landlord shall give to Tenant, once during the initial forty-eight (48) months of the Term, such written notice to Tenant ("Landlord's First Availability Notice") so that Tenant may exercise Tenant's First Right of First Offer. Tenant shall have a period of ten (10) days following receipt of Landlord's First Availability Notice to notify Landlord in writing of Tenant's election to purchase the Premises ("Tenant's Acceptances"), which purchase of the Premises pursuant to Tenant's First Right of First Offer shall be upon the exact terms and conditions contained in the Purchase and Sale Agreement attached to this Lease as Addendum 2 ("Purchase Agreement"). Within three (3) business days after Tenant timely and properly delivers Tenant's Acceptance to Landlord, Landlord and Tenant shall execute and deliver to the other and to Title Company (as defined in the Purchase Agreement) two (2) originals of the Purchase Agreement and the parties shall proceed under the terns of the Purchase Agreement. If Tenant declines Landlord's First Availability Notice, or if Tenant fails to deliver to Landlord Tenant's Acceptance within the time specified herein or if Tenant requests modifications, changes or amendments to the Purchase Agreement, it shall be deemed that (i) Tenant has elected not to purchase the Premises; and
(ii) Landlord may thereafter enter into negotiations with any person or entity and/or negotiate with an consummate an agreement to sell the Premises to any person or entity on any terms and conditions Landlord, in its sole and absolute discretion, shall deem desirable. Time is of the essence herein.

In the event Tenant shall not purchase the Premises pursuant to Tenant's First Right of First Offer and in the event Landlord shall thereafter not consummate the sale of the Premises to such other entity or person described in subsection
(i) of the immediately preceding paragraph, Tenant shall have a Second Right of First Offer during the balance of the initial Term in the event Landlord shall decide to sell the Premises during such time period. Such Second Right of First Offer shall be upon and subject to the same terms and conditions set forth above with respect to Tenant's First Right of First Offer except (i) with respect to this Second Right of First Offer, the purchase price for the Premises shall no longer be the Purchase Price (as defined in the Purchase Agreement) set forth in the Purchase Agreement and Landlord shall no longer be bound by such Purchase Price but rather, the purchase price for the Premises shall be determined solely by Landlord in Landlord's business judgment; (ii) with respect to this Second Right of First Offer, Landlord shall only give Tenant written notice that Landlord intends to sell the Premises (Landlord's Second Availability Notice") in the event Landlord decides to sell the Premises during the balance of the initial Term and, in the event Landlord shall not desire or decide to sell the Premises during the balance of the initial Term, Landlord shall be under no obligation whatsoever to deliver to Tenant Landlord's Second Availability Notice; and (ii) that, upon Tenant's failure to deliver Tenant's Acceptance to landlord within the ten (10) day period following delivery by Landlord (if at all) to Tenant of Landlord's Second Availability Notice or upon Tenant's declining this Second Right of First Offer or upon Tenant requesting modifications, change or amendments to the Purchase Agreement, this Second Right of First Offer (and all rights of Tenant under this Addendum 1) shall terminate and be of no further force or effect and it shall be deemed that (a) Tenant has elected not to purchase the Premises; and (b) Landlord may thereafter enter into negotiations with any person or entity and/or negotiate with and consummate an agreement to sell the Premises to any person or entity on any terms and conditions Landlord, in its sole and absolute discretion, shall deem desirable. Time is of the essence herein.

This Right of First Offer is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease.

Until the consummation of the purchase and sale of the Premises to Tenant, this Lease shall remain in full force and effect.

Upon consummation of the purchase and sale of the Premises to Tenant, this Lease shall terminate and be of no further force or effect. In the event the Premises are sold to any person or entity other than Tenant during the term this Lease or in the event Landlord and Tenant fail to consummate the purchase and sale of the Premises pursuant to the terms and conditions of the Purchase Agreement, Tenant shall remain in possession of the Premises subject to the terms, covenants, conditions and provisions of this Lease.

Landlord and Tenant represent and warrant to the other that no person or entity shall be entitled to a brokerage or real estate commission of any kind in connection with the subject matter of this Addendum 1.

                                   ADDENDUM 2
                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of this day of _________, _______ (the "Agreement Date"), by and between Lincoln-RECP Great Oaks OPCO, LLC, a Delaware limited liability company ("Seller"), and Jabil Circuit, Inc., a Delaware corporation ("Buyer"), with reference to the following facts.

                                    RECITALS

     A. Seller is the owner of that certain improved real property located at 30-32 Great Oaks Boulevard, San Jose, California, as legally described in Exhibit A attached hereto and made a part hereof (the "Land") together with all
(i) improvements and fixtures, including that certain office building (collectively, the "Improvements") and personal property (the "Personal Property") owned by Seller (if any) located on the Land, and (ii) easements, appurtenances, rights and privileges belonging thereto. The Land, the Improvements, the Personal Property and the interests described in (ii) above are collectively referred to herein as the "Property".

     B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Property, in accordance with the terms and provisions hereinafter contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Sale of the Property. Seller shall sell to Buyer and Buyer shall purchase from Seller the Property at the Closing (hereinafter defined in Section 6 below), on the terms and conditions contained herein.

     2. Deposits.

        2.1 Initial Deposit. Within one (1) business day after the Agreement Date, Buyer shall place on deposit into the escrow account (the "Escrow Account") to be opened with Fidelity National Title Company located at 50 California Street, Suite 2950, San Francisco, California (Attention: Bill Waite) ("Title Company" or "Escrow Holders") the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) as an initial deposit (the "Initial Deposit"). The Title Company shall cause the Initial Deposit to be placed into an interest bearing bank account acceptable to Buyer and Seller. Any interest earned on the Initial Deposit shall be included as part of the Initial Deposit. The Initial Deposit and interest earned thereon, shall be fully refundable to Buyer until the earlier of (a) the removal or waiver by Buyer of all Pre-Closing Conditions (hereafter defined), or (b) thirty (30) days after the Agreement Date (the "Conditions Period"). If Buyer fails to deliver the Initial Deposit into the Escrow Account strictly as and when contemplated herein, Seller shall have the right to terminate this Agreement by delivering written notice thereof to Buyer at any time and thereafter neither party shall have any further rights or obligations hereunder except for the indemnities contained in Sections 4.4 ant 15 below and Buyer's obligations under Section 4.3 below to deliver to Seller the Due Diligence Materials (defined below).

        2.2 Additional Deposit. Provided that Buyer has not earlier terminated this Agreement, within one (1) business day after the expiration of the Conditions Period Buyer shall place on deposit into the Escrow Account, the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) as an additional deposit (the "Additional Deposit"). The Escrow Holder shall cause the Additional Deposit to be placed into an interest bearing bank account acceptable to Seller. Any interest earned on the Additional Deposit shall be included as part of the Additional Deposit. The Additional Deposit shall be retained in the Escrow Account until the Closing (defined below). Subject to the satisfaction of all of the Closing Conditions (defined below) in accordance with the provisions of this Agreement, the Additional Deposit shall be non-refundable to Buyer. If Buyer fails to deliver the Additional Deposit into the Escrow Account strictly as and when contemplated herein, Seller shall have the right to terminate this Agreement by delivering written notice thereof to Buyer at any time and thereafter neither party shall have any further rights or obligations hereunder except for the indemnities contained in Sections 4.4 and 15 below and Buyer's obligations under Section 4.3 below to deliver to Seller the Due Diligence Materials (defined below). The Initial Deposit and Additional Deposit are collectively referred to herein as "Deposits".

     3. Purchase Price. The purchase price for the Property shall be Twenty Five Million One Hundred Forty Three Thousand Seven Hundred Ten Dollars ($25,143,710.00) (the "Purchase Price"), adjusted for prorations in accordance with the provisions of Section 13 below. The Deposits, to the extent actually made by Buyer, shall be applied to the Purchase Price at the Closing. At the Closing, the balance of the Purchase Price remaining after deduction for the Deposits actually made by Buyer hereunder, shall be paid by Buyer to Seller in cash, in immediately available funds via wire transfer, adjusted for prorations in accordance with the provisions of Section 13 below.

     4. Conditions to Buyer's Obligations.

     4.1 Pre-Closing Conditions. Buyer's obligations under this Agreement shall be subject to the satisfaction of or waiver by Buyer in its sole discretion of the following described matters (collectively, the "Pre-Closing Conditions") on or before the earlier of (i) the time periods specified in each subsection below, or (ii)the expiration of the Conditions Period" (provided, Seller shall not be obligated to provide to Buyer and Buyer shall not have access to any of the following which are legally privileged or confidential in nature):

         4.1.1 Title. Within five (5) days following the Agreement Date, Seller shall cause to be issued and delivered to Buyer a preliminary title report for the Property, together with all documents evidencing exceptions to title referred to therein issued by the Title Company (the "Title Report"). Buyer shall have until the expiration of the Conditions Period to either approve of the exceptions (if any) contained therein, or to notify Seller in writing, specifying any exceptions to which Buyer objects. Seller shall have until two
(2) business days prior to the expiration of the Conditions Period (a) to remove, or agree to remove prior to the Closing, those exceptions to which Buyer has objected, and to inform Buyer of the same, or (b) to advise Buyer, in writing, that Seller does not agree to remove some or all of those exceptions to which Buyer has objected; the foregoing election by Seller being at Seller's sole option and discretion. Failure by Seller or Sellers refusal to remove those specified exceptions which Seller has expressly agreed to remove within the specified period shall be deemed to be a failure of this condition, in which event the Agreement shall terminate, and the Initial Deposit and the Additional Deposit (to the extent then made) shall be returned to Buyer, and the partial shall have no further obligations hereunder except for the indemnities contained in Sections 4.4 and 15 below and Buyer's obligations under Section 4.3 below to deliver to Seller the Due Diligence Materials (defined below), unless Buyer withdraws its objections in writing, prior to the expiration of the Conditions Period.

         4.1.2 Physical Inspections. Within five (5) days following the Agreement Date, but only to the extent same is in Seller's possession or reasonably accessible to Seller shall deliver to Buyer, without any warranty or representation as to the accuracy thereof or to the ability of Buyer to rely thereon, a copy of the most recent environmental site assessment report with respect to an evaluation of Hazardous Materials (hereafter defined) in, on or under the Property. After Buyer has provided to Seller a certificate of insurance evidencing Buyer's procurement of a commercial general liability insurance policy with a combined single limit for property damage and bodily injury in the amount of Two Million Dollars ($2,000,000.00) under which Seller is named as an additional insured. Buyer and its authorized agents shall have a license to make and perform such environmental evaluations, and other inspections and investigations of the physical condition of the Property. The aforementioned insurance coverage may be obtained under a blanket policy carried by Buyer.
Notwithstanding the foregoing, Buyer shall not be permitted to undertake any intrusive or destructive testing of the Property, including without limitation a "Phase II" environmental assessment, without in each instance first obtaining Seller's written consent thereto, which consent Seller may give or withhold in Seller's sole and absolute discretion. Prior to conducting any inspections or tests (on each occasion), Buyer shall deliver to Seller prior notice thereof and shall afford Seller a reasonable opportunity to have a representative present to accompany Buyer while Buyer performs its evaluations, inspections and other investigations of the physical condition of the Property. Buyer shall have until the expiration of the Conditions Period to notify Seller in writing, of its approval or disapproval of such evaluations, inspections and investigations.

         4.1.3 Plans, Permits, Reports and Related Information. Within five (5) days following the Agreement Date, but only to the extent same is in Seller's possession or reasonably accessible to Seller. Seller shall deliver to Buyer a true and complete copy of (a) property tax bills for the three (3) most recent tax fiscal year; (b) without any warranty or representation as to the accuracy thereof or to the ability of Buyer to rely thereon soils reports, ADA reports, as-built plans and specifications, and structural or engineering studies or reports; and (c) without any warranty or representation as to the accuracy thereof or to the ability of Buyer to rely thereon, a copy of any existing survey of the Property. Buyer shall have until the expiration of the Conditions Period to notify Seller in writing, of its approval or disapproval of such matters.

         4.1.4 Leases and Income and Expense Statements. Within five (5) days following the Agreement Date, but only to the extent same is in Seller's possession or reasonably accessible to Seller shall deliver to Buyer or otherwise make available to Buyer at Seller's offices during normal business hours for inspection by Buyer the following described document and information:
(a) a copy of all existing and pending leases and if subleases together with any amendments or modifications thereof affecting any portion of the Property (collectively, the "Leases"). Seller shall assign its rights, title and interest in and to the Leases and all security deposits to Buyer at the Closing pursuant to the Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit B, and made a part hereof.

          4.1.5 Contracts. Within five (5) days following the Agreement Date, but only to the extent same is in Seller's possession or reasonably accessible to Seller shall deliver to Buyer a true and complete copy of all contracts, service agreements, commission agreements, maintenance agreements, reciprocal easement agreements, and other agreements related to the Property, except for any management agreement between Seller and the management company presently managing the Property (collectively, the "Contracts"). Buyer shall have until the expiration of the Conditions Period to either approve of any such Contracts, or to notify Seller in writing, specifying any Contracts which Buyer desires he terminated on or before the Closing the ("Disapproved Contracts"). Seller shall have until one (1) business day prior to the expiration of the Conditions Period to agree, in Seller's sole and absolute discretion, to terminate such Disapproved Contracts prior to the Closing; provided, however, in no event shall Seller be required to terminate any Contracts which by their terms are not terminable prior to the Closing or otherwise not terminable without payment by Seller of a penalty or premium. Those contracts not expressly disapproved by Buyer and those contracts which by their terms are not terminable prior to the Closing or are otherwise not terminable without payment by Seller of a penalty or premium shall be deemed approved by Buyer (collectively, the "Approved Contracts") and Seller shall assign its rights under the Approved Contracts to Buyer at the Closing pursuant to the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C, and made a part hereof. Failure by Seller to agree to so terminate the Disapproved Contracts within the specified period shall be deemed to be a failure of this condition, in which event the Agreement shall terminate, and the Initial Deposit and the Additional Deposit (to the extent then made) shall be returned to Buyer, and the parties shall have no further obligations hereunder except for the indemnities contained in Sections 4.4 and 15 below and Buyer's obligations under Section 4.3 below to deliver to Seller the Due Diligence Materials (defined below), unless Buyer withdraws its disapproval or rejection in writing, prior to the expiration of the Conditions Period.

     4.2 Closing Conditions. Following the expiration of the Conditions Period, Buyer's obligation to consummate the purchase of the Property shall be subject to the satisfaction of the following condition (the "Closing Conditions"):

         4.2.1 Seller's Delivery of Closing Documents. Seller shall have delivered to Escrow Holder or Buyer, as appropriate, all of the documents referred to in Section 6.4.1 below.

         4.2.2 Delivery of CLTA Title Policy. At the Closing the Title Company shall be irrevocably committed to issue to Buyer the CLTA Title Policy (hereafter defined).

     4.3 Failure of Conditions. In the event that any or all of the Pre-Closing Conditions are not satisfied or waived within the applicable time periods specified in Section 4.1 above, then Buyer may terminate this Agreement by delivering written notice thereof to Seller on or before the expiration of said time periods. If Buyer so elects to terminate this Agreement, the Initial Deposit and the Additional Deposit (to the extent then made) shall be returned to Buyer and neither Buyer nor Seller shall have any further liability or obligation to each other, except for the indemnities contained in Sections 4.4 and 15; provided, notwithstanding anything to the contrary contained herein if Buyer terminates this Agreement for failure of a Pre-Closing Condition or for any other reason other than a default on the part of Seller, Buyer shall deliver to Seller a copy of all materials, tests, audits, surveys, reports, studies and the results of any and all investigations and inspections conducted by Buyer (excluding any proprietary materials but including any materials given to Buyer by or on behalf of Seller) (collectively, the "Due Diligence Materials") as a condition precedent to Buyer's right to obtain the return of the Initial Deposit and the Additional Deposit (to the extent then made). If Buyer does not elect to terminate this Agreement due to a failure of any of the Pre-Closing Conditions
(i) the Initial Deposit shall become non-refundable to Buyer, and (ii) within one (1) business day after the expiration of the Conditions Period, Buyer shall deposit into the Escrow Account, the Additional Deposit which shall also become non-refundable to Buyer subject to the satisfaction or waiver of the Closing Conditions. If the Pre-Closing Conditions are satisfied or waived by Buyer but any Closing Condition is not satisfied or waived by Buyer on or before the date established for the Closing, then Buyer may terminate this Agreement by delivering written notice thereof to Seller on or before such date and the Deposits shall be returned to Buyer concurrently with Buyer's delivery to Seller of the Due Diligence Materials, and neither Buyer nor Seller shall have any further liability or obligation to each other, except for the indemnities contained in Sections 4.4 and 15. Failure by Buyer to notify Seller within the specified time periods set forth herein, shall be deemed an approval by Buyer of each such matter, in which event all such conditions and contingencies shall be deemed to be satisfied and approved. In the event Buyer terminates this Agreement pursuant to the provisions hereof, Buyer shall be solely responsible for the payment of any and all escrow cancellation charges or fees payable to the Title Company.

               4.4 Investigations Indemnity. Buyer shall indemnify, defend
(with counsel reasonably satisfactory to Seller), protect, and hold Seller and each of the parties comprising Seller and each of their partners, members, officers, trustees, employees, representatives, agents, successors and assigns harmless from and against any and all claims, liabilities, losses, costs, damages, and expenses (including, without limitation, attorneys' and experts' fees and costs) arising in any manner whatsoever from any studies, evaluations, inspections, investigations or tests made by Buyer or Buyer's representatives relating to or in connection with the Property (exclusive of the financial effects of the discovery of the presence of any Hazardous Materials (defined below)), or entries by Buyer's representatives onto the Property. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the Grant Deed and the transfer of title. In addition to the foregoing indemnity, if there is any damage to the Property caused by Buyer's agents' entry in or on the Property, Buyer shall immediately restore the Property substantially to the same condition existing prior to Buyer's entry onto the Property. "Hazardous Materials" shall mean and include
(a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Property or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Property or any surrounding property. "Environmental Laws" means any and all local, state and federal environmental, health and/or safety related laws, rules, regulations, orders and ordinances applicable to the Property.

    5.   LIQUIDATED DAMAGES.

         5.1 BUYER'S DEFAULT. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER, SELLER SHALL BE RELEASED

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
FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER, AND MAY PROCEED AGAINST BUYER UPON ANY CLAIM OR REMEDY WHICH IT MAY HAVE AT LAW OR IN EQUITY; PROVIDED, HOWEVER, THAT BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER, AND AGREE THAT THE AGGREGATE AMOUNT OF THE DEPOSITS (INCLUDING ALL INTEREST), THE PAYMENT BY BUYER OF ALL ESCROW CANCELLATION ON CHARGES AND FEES, AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS IS A REASONABLE APPROXIMATION THEREOF. ACCORDINGLY, IN THE EVENT THAT BUYER BREACHES THIS AGREEMENT BY DEFAULTING IN THE COMPLETION OF THE PURCHASE, THE AGGREGATE AMOUNT OF THE DEPOSITS (INCLUDING ALL INTEREST), THE PAYMENT BY BUYER OF ALL ESCROW CANCELLATION CHARGES AND FEES, AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF SELLER, AND SHALL BE PAID BY BUYER TO SELLER AND THE TITLE COMPANY AS SELLER'S SOLE REMEDY. SELLER AGREES TO WAIVE ALL OTHER REMEDIES AGAINST BUYER WHICH SELLER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY BUYER; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT (I) BUYER'S OBLIGATIONS TO PAY TO SELLER ALL ATTORNEYS' FEES AND COSTS OF SELLER TO ENFORCE THE PROVISIONS OF THIS
SECTION 5.1 AND/OR BUYER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 4.4 AND 15 HEREOF, (II) BUYER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 4.4 AND 15 HEREOF, OR
(III) THE ABILITY AND RIGHT OF SELLER TO ENFORCE SUCH INDEMNITIES.

         SELLER'S INITIALS____       BUYER'S INITIALS____

              5.2 SELLER'S DEFAULT. IF SELLER FAILS TO COMPLETE THE SALE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY MATERIAL DEFAULT OF SELLER, BUYER SHALL BE RELEASED FROM ITS OBLIGATION TO PURCHASE THE PROPERTY FROM SELLER, AND BUYER MAY EITHER (I) PROCEED AGAINST SELLER BY BRINGING AN ACTION FOR SPECIFIC PERFORMANCE UNDER THIS AGREEMENT, OR (II) TERMINATE THIS AGREEMENT IN WHICH EVENT THE DEPOSITS (TO THE EXTENT MADE BUT INCLUDING ALL INTEREST) SHALL BE RETURNED TO BUYER WITHOUT THE NECESSITY OF DELIVERING TO SELLER THE DUE DILIGENCE MATERIALS AND SELLER SHALL PAY ALL ESCROW CANCELLATION FEES AND CHARGES. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT To FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY BUYER AS A RESULT OF SUCH MATERIAL DEFAULT BY SELLER, AND AGREE THAT THE REMEDY SET FORTH IN (II) ABOVE IS A REASONABLE APPROXIMATION THEREOF. ACCORDINGLY, IN THE EVENT THAT SELLER BREACHES THIS AGREEMENT BY MATERIALLY DEFAULTING IN THE COMPLETION OF THE SALE, AND BUYER ELECTS NOT TO EXERCISE THE REMEDY SET FORTH IN (I) ABOVE BUT INSTEAD ELECTS THE REMEDY SET FORTH IN (II) ABOVE, SUCH SUMS SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF BUYER. BUYER AGREES TO, AND DOES HEREBY, WAIVE ALL OTHER REMEDIES AGAINST SELLER WHICH BUYER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY SELLER.

         SELLER'S INITIALS____       BUYER'S INITIALS____

         6.   Closing and Escrow.

              6.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit a copy of an executed counterpart of this Agreement with Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

              6.2 Date of Closing. Unless otherwise agreed to in writing by the parties, escrow shell close on or before the fifteenth (15th) day following the expiration of the Conditions Period (the "Closing Date"). Such Closing Date may not be further extended without the prior written approval of both Seller and Buyer, except as otherwise expressly provided in this Agreement. In the event the Closing does not occur on or before the Closing Date, the Escrow Holder shall, unless it is notified by both parties to the contrary within three (3) days prior to the actual date on which the Closing occurs, return to the depositor thereof items which may have been deposited hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. For purposes of this Agreement, all references in this Agreement (other than in this Section 6.2) to the term "Closing Date" shall mean and refer to the actual date on which the Closing occurs.

              6.3 Conveyance. At Closing, Seller shall convey to Buyer fee simple title to the Property (excluding the Personal Property), by means of a duly executed and acknowledged grant deed in substantially the form of Exhibit D attached hereto and made a part hereof (the "Grant Deed"), subject to all applicable laws, rules, regulations, codes, ordinances and orders, those exceptions and survey matters approved by Buyer in accordance with the provisions of Section 4.1.1, rights of tenants and subtenants in possession of any portion of the Property, general real estate taxes and assessments for the then applicable tax fiscal year in which the Closing occurs, and general real estate taxes and assessments for subsequent years not yet due and payable. The Closing shall mean the date that the Grant Deed is recorded in the official records of Santa Clara County, possession of the Property is delivered to Buyer (subject to tenants' and subtenants' rights to possession), and Buyer fulfills its obligations hereunder. If Seller cannot so deliver title to the Property to Buyer, Buyer may, at its option, take title to the Property in such condition as Seller can convey, without abatement the Purchase Price or, at Buyer's option, Buyer may exercise its remedies in accordance with the provisions of Section 5.2 above.

         6.4 Closing Documents.

                     6.4.1 Seller's Closing Documents. At Closing, in addition to the Grant Deed, Seller shall deliver to Buyer, or Escrow Holder for release to Buyer, all of the following documents: (i) originals or true and complete copies of the Approved Contracts, if any; (ii) two (2) counterparts of the Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit B, executed by Seller; (iii) two (2) counterparts of the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C, executed by Seller, (iv) two (2) counterparts of a no warranty bill of sale (the "Bill of Sale") for all of Seller's Personal Property, if any, in substantially the form attached hereto as Exhibit E and made a part hereof, executed by Seller; and (v) a certificate of non-foreign status in accordance with the requirements of Internal Revenue Code Section 1445, as amended ("FIRPTA Certificate") and a California Form 590-RE.

                     6.4.2 Buyer's Closing Payments and Documents. At Closing, in addition to Buyer's payment to Seller of the Purchase Price, Buyer shall deliver to Seller and/or Escrow Holder for delivery to Seller, as applicable, the following: (i) two (2) counterparts of the Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit B, executed by Buyer; (ii) two (2) counterparts of the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C, executed by Buyer; (iii) two (2) counterparts of the Bill of Sale, executed by Buyer; and (iv) such other documents and instruments as may be reasonably required by Seller, Buyer's lender or the Title Company to consummate the transaction contemplated herein.

         7. Maintenance of the Property; Casualty and Condemnation. Between the Agreement Date and the date of the Closing, Seller shall maintain the Property in substantially the same manner as at present, except for reasonable wear and tear and any casualty. In the event that, prior to Closing, the Property, or any part thereof, is destroyed or materially damaged, or if condemnation proceedings are commenced against the Property, Buyer shall have the right, exercisable by giving written notice of such decision to Seller within fifteen (15) days after receiving written notice of such damage, destruction or condemnation proceedings or threat thereof, to terminate this Agreement (provided that Buyer shall not have the right to terminate this Agreement if Buyer or any affiliate of Buyer which is a tenant under any one of the Leases caused, directly or indirectly, any damage or destruction to the Property), in which case, Seller shall cause the return to Buyer of the Deposits (to the extent made), and neither Buyer nor Seller shall have any further liability or obligation to each other hereunder except for the indemnities contained in Sections 4.4 and 15 hereof, but subject to the provisions of
Section 4.3 above regarding Buyer's delivery to Seller of the Due Diligence Materials. For purposes of this Agreement, material damage shall mean any damage or loss which would (a) cost in excess of One Million Dollars ($1,000,000.00) to repair or restore, as determined in good faith by Seller and Buyer, (b) require more than ninety (90) days to repair or restore, as determined in good faith by Seller and Buyer, or (c) reduce the total square footage of the Property by more than twenty percent (20%). If Buyer elects to accept the Property in its then existing condition, all proceeds of insurance or condemnation awards paid or payable to Seller (subject to any of the tenants' rights thereto) by reason of such damage, destruction or condemnation shall be paid or assigned to Buyer and there shall not be any reduction or abatement of the Purchase Price. In the event of non-material damage to the Property, Buyer shall accept the Property in its then existing condition and proceed with the purchase, in which case all proceeds of insurance or condemnation awards paid or payable to Seller (subject to any of the tenants' rights thereto) by reason of such damage, destruction or condemnation shall be paid or assigned to Buyer and there shall not be any reduction or abatement of the Purchase Price.

         8. Buyer's Consent to New Contracts Affecting the Property; Seller's Cooperation. Seller shall not, after the expiration of the Conditions Period,
(a) enter into any lease, or any contract or agreement pertaining to the Property which would survive the Closing or create any lien or obligation on the Property that could survive the Closing, or (b) substantially modify any lease, contract or agreement pertaining to the Property or waive any rights of Seller thereunder, without in each case obtaining Buyer's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, if Seller proposes to enter into any lease, contract or agreement or any modification of any of the foregoing affecting or pertaining to the Property, Seller shall deliver to Buyer a true and complete copy of such document or instrument for Buyer's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Within five (5) days after Buyer's receipt of any such proposed document or instrument, Buyer shall advise Seller of whether or not Buyer reasonably approves of such proposed document or instrument. If Buyer fails to notify Seller of its decision within such five (5) day period, then such proposed document or instrument shall be deemed approved by Buyer. Seller shall reasonably cooperate with Buyer in its acquisition of the Property. No agreement executed by Buyer with respect to the Property shall be binding upon Seller or the Property unless Buyer first obtains Seller's written consent thereto.

         9. Limited Liability. Buyer on behalf of itself and its agents, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the employees, representatives, members, partners, officers, directors, agents, property management company, affiliated or related entities of Seller or Seller's property management company, namely Lincoln Property Company Management Company, Inc., have any personal liability under this Agreement, or to any of Buyer's creditors, or to any other party in connection with the Property.

         10.  Intentionally omitted

     11. RELEASE. BUYER HEREBY AGREES THAT EACH OF SELLER AND LINCOLN PROPERTY COMPANY MANAGEMENT COMPANY, INC., AND EACH OF THEIR PARTNERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, AFFILIATED AND RELATED ENTITIES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASEES") SHALL BE RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, ATTORNEYS' FEES, CONSULTANTS' FEES AND COSTS AND EXPERTS' FEES (COLLECTIVELY, THE "CLAIMS") DUE TO OR ARISING FROM (I) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE PROPERTY REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY, (II) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE PROPERTY, (III) ANY AND ALL MATTERS RELATED TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE PROPERTY AND EACH PART THEREOF, AND (IV) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTY REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY. BUYER SHALL BEAR THE BURDEN OF PROOF UNDER THIS SECTION 11. BUYER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTION 9601 ET SEQ. AND CALIFORNIA HEALTH AND SAFETY CODE SECTIONS 25300 ET SEQ., DIRECTLY OR INDIRECTLY, AGAINST THE RELEASEES OR THEIR AGENTS IN CONNECTION WITH THE COSTS OR LIABILITIES DESCRIBED ABOVE AND EXPRESSLY WAIVES THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE WHICH PROVIDES:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

AND ALL SIMILAR PROVISIONS OR RULES OF LAW. BUYER ELECTS TO AND DOES ASSUME ALL RISK FOR SUCH CLAIMS HERETOFORE AND HEREAFTER ARISING, WHETHER NOW KNOWN OR UNKNOWN BY BUYER. THE AFOREMENTIONED RELEASE SHALL NOT INCLUDE ANY CLAIMS ARISING OUT OF THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT BY SELLER. IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER'S PERFORMANCE HEREUNDER.

     SELLER HAS GIVEN BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEING TO THE PROVISIONS OF THIS SECTION 11. SELLER AND BUYER HAVE EACH INITIALED THIS SECTION 11 TO FURTHER INDICATE THEIR AWARENESS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF. THE PROVISIONS OF THIS
SECTION 11 SHALL SURVIVE THE CLOSING AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT THE CLOSING.

     INITIALS:  BUYER:               SELLER:
                     --------              --------

     12. AS-IS Condition of Property. Buyer acknowledges, represents and warrants that prior to Closing, it or its agents will have inspected the Property and observed the physical characteristics and condition of the Property. Buyer hereby waives any and all deficiencies or defects in the physical characteristics and condition of the Property which would be disclosed by such inspection. Buyer further acknowledges that except for any representations made by Seller in this Agreement neither Seller or any of Seller's employees, agents or representatives have made any representations, warranties or agreements by or on behalf of Seller as to any matters concerning the Property, the size of the Land, the size of the Improvements (including without limitation, any discrepancies in the actual rentable square footage of any leased premises within the Improvements), the present use of the Property or the suitability of Buyer's intended use of the Property, including without limitation, the suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; or proposed routes or roads or extensions thereof other than explicitly disclosed in this Agreement. Buyer hereby acknowledges and agrees that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, "AS IS", "WHERE IS" AND WITH ALL FAULTS, and that no patent or latent defect in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder. Any and all information and documents furnished to Buyer by or on behalf of Seller relating to the Property shall be deemed furnished as a courtesy to Buyer but without any warranty of any kind from Seller. Buyer hereby represents and warrants to Seller that Buyer has performed an independent inspection and investigation of the Property and has also investigated and has knowledge of operative or proposed governmental laws and regulations including without limitation, land use laws and regulations to which the Property may be subject, and Buyer further represents that it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including without limitation, Buyer's review and determination of the applicability and effect of such laws and regulations. Except for any representations expressly made by Seller in this Agreement, Buyer has neither received nor relied upon any representations concerning such laws and regulations from Seller, Seller's employees, agents or any other person acting on or in behalf of Seller. The provisions of this
Section 12 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

     13. Prorations and Rent Arrearages. At Closing, all prepaid rents, rents actually paid and collected, and any other charges owing and which have been collected by Seller for or in respect of the month in which the Closing occurs shall be prorated as of and through the Closing Date on the basis of a 365-day year, and the prorated amount attributable to the period following the Closing shall either be paid to Buyer at the Closing or credited against the Purchase Price, at Seller's option. Any CAM charges payable by tenants on an estimated basis shall be reconciled against actual expenses as of and at the Closing and Seller shall provide a proposed reconciliation for Buyer's approval. There shall not be any further reconciliation of such CAM expenses after the Closing, the proration of such CAM expenses at the Closing being conclusively presumed to be accurate. In addition, to the extent not paid directly by any tenants of the Property, real property taxes and assessments, water, sewer and utility charges and amounts payable under the Approved Contracts (calculated on the basis of the period covered), and other expenses normal to the operation and maintenance of the Property shall be prorated as of and through the Closing Date on the basis of a 365-day year. At the Closing Seller shall credit against the Purchase Price the amount equal to the aggregate of all security deposits being held by Seller in connection with the Leases. Buyer shall promptly account to Seller and shall immediately reimburse Seller for all expense reimbursements and other charges received by Buyer after the Closing which apply to any period prior to the Closing to the extent Seller has not already been paid for or credited with such sums.

     14. Closing Costs. Except as expressly set forth herein, all costs associated with the transfer of title and the associated escrow shall be in accordance with the customary practices in Santa Clara County. Seller shall pay one-half of any applicable city transfer tax, the documentary county transfer taxes, the escrow fee, the premium charged by the Title Company for the CLTA Title Policy (excluding any endorsements thereto), and the recording costs with respect to the Grant Deed. At Closing, Buyer shall obtain from the Title Company a CLTA Owner's Policy of Title Insurance in the amount of the Purchase Price insuring fee simple title to the Property in Buyer (the "CLTA Title Policy"). Buyer may elect to cause the Title Company to issue an ALTA Owner's Policy of Title Insurance (Form 1992) and if Buyer so elects in writing, Buyer shall provide the Title Company with an ALTA Survey of the Property, at its sole cost and expense the "ALTA Policy"). At Closing Buyer shall pay the escrow fees, one-half of the applicable city transfer tax and the incremental premiums or other charges related to the ALTA Policy (including all endorsements thereto).

     15. Broker. Seller and Buyer respectively represent that there are no brokers or other intermediaries entitled to receive brokerage commissions or fees or other compensation out of or with respect to the sale of the Property. Seller and Buyer shall indemnify and save and hold each other harmless from and against all claims, suits, damages and costs incurred or resulting from the claim of any person that a commission, fee or remuneration is due in connection with this transaction.

     16. Notices. Any notice or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by U.S. mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission. Such notices shall be sent to the parties at the following addresses, or such other address as may otherwise be indicated by any such party in writing.

          If to Seller:      Lincoln Property Company N.C., Inc.
                             101 Lincoln Centre Drive, Fourth Floor
                             Foster City, California 94404
                             Attention: Mr. Barry DiRaimondo
                              AND Ms. Darleen Fraser
                             Phone number: 650-571-2200
                             Facsimile number: 650-571-2262

          with a copy to:    Real Estate Law Group, LLP
                             Marina Office Plaza
                             2330 Marinship Way, Suite 211
                             Sausalito, California 94965
                             Attention: Jeffrey D. Ebstein, Esquire
                             Phone number: 415-331-2555
                             Facsimile number: 415-331-7272

          If to Buyer:       Jabil Circuit, Inc.
                             10800 Roosevelt Blvd.
                             St. Petersburg, FL 33716
                             Attention: Mr. Bob Paver
                             Phone number:     ______________
                             Facsimile number: ______________

          with a copy to:    ________________________________

                             ________________________________

                             ________________________________
                             Attention: _____________________
                             Phone number:     ______________
                             Facsimile number: ______________

Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four (24) hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile, or when receipt is refused.

     17. Entire Agreement. This Agreement constitutes the entire understanding of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

     18. Assignment. Buyer may not assign its rights, obligations and interest in this Agreement to any other person or entity, without first obtaining Seller's prior written consent thereto, which consent may be given or withheld in Seller's sole and absolute discretion. If Seller expressly consents to any assignment requested by Buyer then any such assignment shall not relieve Buyer from any liability or its obligations under or in connection with this Agreement. Any attempted assignment not in compliance with the provisions of this Section 18 shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

     19. Severability. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

     20. California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     21. Modifications. Any and all exhibits attached hereto shall be deemed part hereof. This Agreement, including exhibits, if any, expresses the entire agreement of the parties with respect to the purchase and sale of the Property and supersedes any and all previous agreements between the parties with regard to the purchase and sale of the Property. There are no other understandings, oral or written, which in any way alter or enlarge the terms of this Agreement, and there are not warranties or representations of any nature whatsoever with respect to the purchase and sale of the Property, either expressed or implied, except as may expressly be set forth herein. Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of such future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

     22. Confidentiality. Buyer agrees that, (a) except as otherwise provided or required by valid law, (b) except to the extent Buyer considers such documents or information reasonably necessary to prosecute and/or defend any claim made with respect to the Property or this Agreement, and (c) except to the extent reasonably necessary to deliver such documents or information to Buyer's employees, paralegals, attorneys and/or consultants in connection with Buyer's evaluation of this transaction, (i) Buyer, including without limitation, Buyer's agents, consultants, representatives and employees, shall use diligent efforts to keep the contents of this Agreement (including without limitation, the amount of consideration being paid by Buyer hereunder) and any materials, reports, documents, data, test results, and other information related to the transaction contemplated hereby confidential, including without limitation, the contents of this Agreement, and all information regarding Buyer's agents, consultants, representatives and employees, shall refrain from generating or participating in any publicity or press release regarding this transaction without the prior written consent of Seller. The provisions of this Section 22 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

     23. Counterparts. This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. Buyer and Seller agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered.

     24. Dispute Costs. In the event any dispute between the parties with respect to this Agreement results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

     25. Seller's Representations. Seller hereby represents to Buyer that, as of the date hereof, the following are true and accurate:

        25.1 Due Authorization. The execution of this Agreement by Seller, the deliveries by Seller to Buyer, Seller's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Seller and no other authorization or consent is required for the execution and performance hereof. Seller hereby further represents and warrants that the parties signing this Agreement on behalf of Seller have full power and authority to do so and to fully bind Seller hereunder.

        25.2 Sole Owner. Seller is the sole owner of (and Buyer will acquire hereunder) the entire right, title and interest in and to the Property.

     The foregoing representations and warranties of Seller made hereinabove shall not survive the Closing and shall be deemed merged into the Grant Deed at the Closing, it being the intention of the parties that Buyer acquire the Property at the Closing "AS IS", "WHERE IS" and "WITH ALL FAULTS".

     26. Buyer's Representations. Buyer hereby represents and warrants to Seller that the execution of this Agreement by Buyer, the deliveries by Buyer to Seller, Buyer's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Buyer and no other authorization or consent is required for the execution and performance hereof. Buyer hereby further represents and warrants that the parties signing this Agreement on behalf of Buyer have full power and authority to do so and to fully bind Buyer hereunder. Buyer hereby further represents and warrants to Seller that (i) Buyer is not presently the subject of a bankruptcy, insolvency or probate proceedings and Buyer neither anticipates nor intends to file or cause to be filed any bankruptcy or insolvency proceeding involving Buyer or Buyer's assets during the pendency of this Agreement, (ii) Buyer is a sophisticated real estate company with numerous investments and extensive experience in real estate matters, and (iii) prior to Closing, Buyer and its agents will have inspected the Property, fully observed the physical characteristics and condition of the Property, and performed a thorough investigation of the suitability of Buyer's intended use of the Property, including without limitation, the suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; and proposed routes or roads or extensions relative to the Property.

     27. Seller's Exchange. Seller shall have the right (provided Seller has notified Buyer in writing at least five (5) days prior to the date set for the Closing) to either (a) assign its rights, interest and obligations under this Agreement to an accommodator, pursuant to an agreement reasonably acceptable to both Seller and Buyer, which will enable Seller to accomplish a deferred exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code, as amended (the "Code"), or (b) designate a parcel or parcels of other real property (the "Exchange Property") which Seller desires to exchange for the Property. The parties shall cooperate with one another in effecting each such exchange provided that: (i) Buyer shall not incur any additional liability of financial obligation as a consequence of Seller's exchange; (ii) any such exchange shall in no way increase the amount of monies for which Buyer is obligated to pay under the provisions of this Agreement; (iii) Buyer shall have no obligation to close on the Exchange Property other than contemporaneously with the Closing contemplated by this Agreement; (iv) Buyer shall not be required to accept title (beneficial or legal) to the Exchange Property; and (v) Seller shall defend and hold Buyer harmless from any and all liabilities, claims, losses, or expenses which Buyer incurs, or to which Buyer may be exposed (but to the extent actually incurred), as a result of Buyer's participation in the exchange contemplated herein, including, but not limited to, reasonable attorneys' fees and other costs of defense. The performance by the parties of their obligations under this Agreement shall not be contingent upon Seller's ability to effectuate an exchange, provided that Buyer does not take any acts or fail to take any acts which materially and adversely affects Seller's ability to effectuate such an exchange.

     28. Time of the Essence; and Business Days. Time is of the essence of this Agreement. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific Time) on such date or dates and references to "days" shall refer to calendar days except if such references are to "business days" which shall refer to days which are not a Saturday, Sunday or legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or legal holiday, under the laws of the State of California, the termination of such period shall be on the next succeeding business day. The time in which any act provided under this Agreement is to be done, shall be computed by excluding the first day and including the last day, unless the last day is a Saturday, Sunday or legal holiday under the laws of the State of California, and then it is also so excluded.

     29. Agreement Date. The parties hereby covenant and agree that the "Agreement Date" shall be the date on which the Escrow Holder confirms in writing to both Seller and Buyer that the Escrow Holder has actually received from both parties two (2) signed and initialled original counterparts of this Agreement and the Escrow Holder is in a position to release to each of the parties a fully executed original of this Agreement signed and initialled in counterparts. The Escrow Holder shall insert such date in each original counterpart of this Agreement on Page 1 hereof. If either party fails to submit two (2) signed and initialled original counterparts of this Agreement to Escrow Holder within five (5) business days after the delivery to Escrow Holder by the other party of two (2) signed and initialled original counterparts of this Agreement, then the party which delivered to Escrow Holder said signed and initialled counterparts of this Agreement may, at its option, withdraw such signed and initialled counterparts therefrom without any obligation to resubmit same to Escrow Holder thereafter.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER:

LINCOLN-RECP GREAT OAKS OPCO, LLC,
a Delaware limited liability company


By:  RECP LINCOLN GREAT OAKS HOLDCO, LLC,
     a Delaware limited liability company
     Its Managing Member

     By:  CF REALTY, INC.,
          a Delaware corporation
          Its Managing Member


     By:
          ---------------------------------------

     Its:
          ---------------------------------------

     By:
          ---------------------------------------

     Its:
          ---------------------------------------



BUYER:

Jabil Circuit, Inc.,
a Delaware corporation


By:
    ---------------------------------------

Its:
     ---------------------------------------

By:
     ---------------------------------------

Its:
     ---------------------------------------